EXHIBIT 99.7
February 1, 2008
Goldman Sachs Capital Markets, L.P.
85 Broad Street
New York, NY 10004
RE: Confirmation of Back-to-Back Swap Relating to the Class A-4b Notes
Counterparty Reference Number: LTAA1710792547
Dear Ladies and Gentlemen:
          The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction (the “Back-to-Back Swap”) entered into between Goldman Sachs Capital Markets, L.P. (the “Counterparty”) and GMAC LLC (“GMAC”) on the Trade Date listed below (the “Transaction”). This letter constitutes a “Confirmation” as referred to in the Back-to-Back ISDA Agreement specified below.
1.	The definitions and provisions contained in the 2006 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. The parties agree that this transaction is a Transaction under the ISDA Master Agreement between GMAC and the Counterparty, dated as of February 1, 2008 as may be amended, modified and supplemented from time to time. The agreement is comprised of the printed form of such agreement as published by ISDA, as supplemented and modified by a Schedule (the “Back-to-Back ISDA Agreement”).

This Confirmation constitutes a binding agreement between you and us and will supplement, form a part of, and be subject to the Back-to-Back ISDA Agreement described above as amended and supplemented from time to time.

Reference is made to those certain Class A-4b Floating Rate Asset Backed Notes (the “Notes” or “Reference Notes”), issued by Capital Auto Receivables Asset Trust 2008-1 (the “Trust”) for value pursuant to and subject to the Indenture. Reference is further made to that certain ISDA Master Agreement, dated as of the date hereof, between the Counterparty and the Trust (the “Primary ISDA Agreement”) and to that certain Confirmation, dated as of the date hereof, between the Counterparty and the Trust (the “Primary Confirmation” and, collectively with the Primary ISDA Agreement, the “Primary Swap”).

Capitalized terms used and not otherwise defined herein, in the Back-to-Back ISDA Agreement or in the Definitions shall have the meanings assigned to them in Exhibit A hereto.

All references to “dollars” or to “$” shall be references to amounts in United States Dollars.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction: Interest Rate Swap.

Notional Amount: $54,000,000 with respect to the initial Calculation Period. The Notional Amount with respect to each Calculation Period thereafter shall be equal to the Reference Note Balance as of the close of business on the Distribution Date at the beginning of the relevant Calculation Period (as set forth in the Calculation Statement (defined below) delivered by GMAC to the Counterparty on or prior to the Determination Date relating to such Calculation Period pursuant to Section 4 below).

Trade Date: January 25, 2008.

Effective Date: February 1, 2008.

Termination Date: The earlier of the close of business on (i) the Final Scheduled Distribution Date, and (ii) the Fixed Rate Payer Payment Date on which the Notional Amount is reduced to zero, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Amounts:
Fixed Rate Payer: The Counterparty.
Fixed Rate Payer Period End Dates: The 15th calendar day of each month, commencing March 15, 2008, to and including the Termination Date, in each case, subject to adjustment in accordance with the Following Business Day Convention.
Fixed Rate Payer Payment Date: With respect to each Calculation Period, the day that is one Business Day prior to the first Distribution Date to occur following the last day of such Calculation Period.
Fixed Rate: 4.46%.
Fixed Rate Day Count Fraction: 30/360.

Floating Amounts:
Floating Rate Payer: GMAC.
Floating Rate Payer Period End Dates: Each Fixed Rate Payer Period End Date.
Floating Rate Payer Payment Dates: Each Fixed Rate Payer Payment Date.
Reset Dates: With respect to each Calculation Period, the first day of such Calculation Period.
Floating Rate Option: LIBOR (as defined in Exhibit A hereto).
Floating Rate for the initial Calculation Period: 3.26375% (excluding Spread)
Spread: Plus 131.2 Basis Points.
Floating Rate Day Count Fraction: Actual/360
Compounding: Inapplicable.
Up Front Amount: As consideration for the Counterparty entering to this Transaction GMAC shall pay to the Counterparty on the Effective Date an amount equal to USD 266,666.66.
Business Days for Payment: New York (New York), Detroit (Michigan) and Chicago (Illinois).

Calculation Agent: For this Transaction only, GMAC. All calculations shall be made on the same basis as the calculations under the Primary Swap.

Default Rate: For any United States Dollar payments, the rate determined under the option entitled “USD Federal Funds — H.I5” plus 1% using daily Reset Dates. The Default Rate will be applied on the basis of Compounding as if the overdue amount were a Notional Amount and using daily Compounding Dates, and interest will accrue and be payable before as well as after judgment.

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3.	Additional Termination Event: This Transaction shall terminate automatically upon the designation of an Early Termination Date with respect to the Primary Swap, with no action required by either party, and the Early Termination Date for this Transaction shall be the same as the Early Termination Date for the Primary Swap. In lieu of the method for calculating payments on early termination set forth in Section 6 of the Back-to-Back ISDA Agreement, termination payments with respect to the designation of an Early Termination Date for this Transaction pursuant to this Paragraph 3 shall upon the termination of the Primary Swap be, notwithstanding anything to the contrary in this Agreement, calculated as follows:
In the event that the Counterparty is the payor of the Settlement Amount under the Primary Swap, the Counterparty shall receive from GMAC hereunder an amount equal to such Settlement Amount plus any Unpaid Amounts then owing by GMAC to the Counterparty hereunder minus any Unpaid Amounts then owing by the Counterparty to GMAC hereunder.
In the event that the Counterparty is the payee of the Settlement Amount under the Primary Swap, the Counterparty shall pay to GMAC hereunder an amount equal to such Settlement Amount plus any Unpaid Amounts then owing by the Counterparty to GMAC hereunder minus any Unpaid Amounts then owing by GMAC to the Counterparty hereunder.
4.	Calculations and Notifications: On or before each Determination Date, the Calculation Agent shall determine the Floating Amount due to the Counterparty on the next succeeding Floating Rate Payer Payment Date and the Fixed Amount due to GMAC on the next succeeding Fixed Rate Payer Payment Date and the Calculation Agent shall notify the Counterparty in writing of both (i) the Floating Rate and (ii) the amount of such payment.

In addition, on or before each Determination Date GMAC shall deliver to the Counterparty (by facsimile with hard copy to follow) a statement (the “Calculation Statement”) setting forth with respect to the close of business on the immediately preceding Distribution Date the Reference Note Balance as of such Distribution Date.

5.	Account Details:
Payments to Fixed Rate Payer:
[on file]
Payments to Floating Rate Payer:
[on file]
6.	To the extent that a capitalized term in this Transaction is defined by reference to a related definition contained in any Trust Document, for purposes of this Transaction only, such capitalized term shall be deemed to be amended only if the amendment of the term in a Trust Document relating to such capitalized term occurs with the prior written consent of the Counterparty.
* * * *

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          Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation (Counterparty Reference Number: LTAA1710792549) enclosed for that purpose and returning it to us.

CAPITAL AUTO RECEIVABLES ASSET TRUST 2008-1

By:	DEUTSCHE BANK TRUST COMPANY
DELAWARE, not in its individual capacity
but solely as Owner Trustee

By:	/s/ Aranka R. Paul

Name:	Aranka R. Paul
Title:	Attorney-In-Fact

By:	/s/ Eileen M. Hughes

Name:	Eileen M. Hughes
Title:	Attorney-in-fact
Accepted and confirmed as
of the date first written above:

GOLDMAN SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P.

By:	GSMMDPGP, Inc.,
General Partner

By:	/s/ Despina Karamoshos

Name:	Despina Karamoshos
Title:	Vice President
Acknowledged and agreed as
of the date first written above:

GMAC LLC, solely as Calculation Agent

By:	/s/ Pamela M. Surhigh

Name:	Pamela M. Surhigh
Title:	Director — U.S. and International Funding Group
CARAT 2008-1 Primary Basis Swap Confirmation Class A-4b

EXHIBIT A
The following terms shall have the following meanings in this Confirmation:
          “Calculation Period”: means, with respect to each party hereunder, each period from, and including one Period End Date of that party to, but excluding, the next following Period End Date of that party during the Term of the Swap Transaction, except that the initial Calculation Period for that party will commence on, and include, the Effective Date.
          “Depositor”: Capital Auto Receivables LLC, which has executed the Trust Sale and Servicing Agreement as the Seller, or its successor in interest pursuant to Section 3.03 of the Trust Sale and Servicing Agreement.
          “Determination Date”: the tenth (10th) day of each calendar month, or if such tenth (10th) day is not a Business Day, the next succeeding Business Day.
          “Distribution Date”: the fifteenth (15th) day of each succeeding calendar month following the Effective Date or, if such fifteenth (15th) day is not a Business Day, the next such succeeding Business Day, commencing March 17, 2008.
          “Indenture”: the Indenture, dated as of the date hereof, between the Trust and the Indenture Trustee, as amended and supplemented from time to time in accordance with its terms.
          “Indenture Trustee”: The Bank of New York Trust Company, N.A., not in its individual capacity but solely as trustee under the Indenture, or any successor trustee under the Indenture.
          “LIBOR”: means for any Calculation Period with respect to each Floating Rate Payer Payment Date, the rate for deposits in U.S. Dollars for a period of one month which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the first day of the Calculation Period preceding such Floating Rate Payer Payment Date (or, in the case of the initial Floating Rate Payer Payment Date, two LIBOR Business Days prior to the Closing Date). If the rate does not appear on that date on the Reuters Screen LIBOR01 Page (or any other page as may replace that page on that service, or if that service is no longer offered, any other service commonly used in the interbank market for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Depositor), then LIBOR will be the Reference Bank Rate.
          “LIBOR Business Day”: any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed.
          “Other Securities”: Class A-l Notes, Class A-2a Notes, Class A-2b Notes, Class A-3a Notes, Class A-3b Notes, Class A-4a Notes, Class B Notes, Class C Notes and Class D Notes issued by the Trust.
          “Period End Date”: means the Fixed Rate Payer Period End Date or the Floating Rate Payer Period End Date.
          “Reference Bank Rate”: means for any Calculation Period for any Floating Rate Payer Payment Date, the per annum rate determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which will be four major banks that are engaged in transactions in the London interbank market, selected by the Calculation Agent) as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the first day of the Calculation Period preceding such Floating Rate Payer Payment Date to prime banks in the London interbank market for a period of one month, in amounts approximately equal to the principal amount of the Reference Notes then outstanding. The Calculation Agent will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one sixteenth of one percent. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one sixteenth of one percent, of the rates quoted by one or more major banks in New York City, selected by

Exh. A-1

the Calculation Agent, as of 11:00 a.m., New York City time, on that date to leading European banks for United States dollar deposits for a period of one month in amounts approximately equal to the principal amount of the Reference Notes then outstanding. If no quotation can be obtained, then LIBOR will be the rate for the prior Floating Rate Payer Payment Date.
          “Reference Note Balance”: as of the Effective Date, $54,000,000 and, with respect to each Distribution Date thereafter, the aggregate principal balance of any and all outstanding Reference Notes.
          “Trust Sale and Servicing Agreement”: the Trust Sale and Servicing Agreement, dated as of the date hereof, among the Depositor, GMAC LLC, as Servicer, and the Trust, as amended, modified and supplemented from time to time in accordance with its terms.
          “Final Scheduled Distribution Date”: July 15, 2014

Exh. A-2